Exhibit 99

Acreage Reports Fourth Quarter and Full Year 2022 Financial Results
Record annual revenue of $237.1 million, a year-over-year increase of 26% and a 41% year-over-year increase in annual Adjusted EBITDA*

Significant progress toward strategic goals, including divestiture of non-core assets, completion of cultivation expansions, enhancement of debt facilities, and improved financial performance

Floating Shareholders approve U.S. strategic arrangement with Canopy and Canopy USA

Completed additional amendments to its Credit Facility

New York, May 1, 2023 - Acreage Holdings, Inc. (“Acreage” or the “Company”) (CSE: ACRG.A.U, ACRG.B.U) (OTCQX: ACRHF, ACRDF), a vertically integrated, multi-state operator of cannabis cultivation and retailing facilities in the U.S., today reported its financial results for the fourth quarter (“Q4 2022”) and full year ended December 31, 2022 (“FY 2022”).
Fourth Quarter 2022 Financial Highlights
•Consolidated revenue of $57.5 million for Q4 2022.
•Gross margin was 35%, in line with the third quarter of 2022 ("Q3 2022"). Excluding non-cash inventory adjustments, gross margin was 44% for Q4 2022 compared to 45% for Q3 2022.
•Adjusted EBITDA* was $7.0 million and Adjusted EBITDA* as a percentage of consolidated revenue was 12% for Q4 2022.
Full Year 2022 Financial Highlights
•Full year consolidated revenue of $237.1 million in 2022 compared to $188.9 million in full year 2021, an increase of 26%.
•Full year Adjusted EBITDA* was $34.8 million in 2022, marking a second consecutive year and eight consecutive quarters of positive Adjusted EBITDA* and a $10.2 million improvement compared to $24.6 million in full year 2021. Adjusted EBITDA* as a percentage of consolidated revenue was 15% for the full year 2022.
Fourth Quarter and Recent Operational Highlights
•Acreage entered into a U.S. strategic arrangement with Canopy Growth Corporation (“Canopy”) and Canopy USA, LLC (“Canopy USA”) that would allow Canopy USA to acquire 100% of Acreage by (i) waiving its existing option to acquire all of the issued and outstanding Class D subordinate voting shares of Acreage ("the Floating Shares") and entering into a new agreement to acquire all of the issued and outstanding Class D subordinate voting shares of Acreage (the "Floating Share Arrangement"), and (ii) committing to exercise its existing option to acquire all of the issued and outstanding Class E subordinate voting shares of Acreage, all subject to the required shareholder and regulatory approvals and other closing conditions as described in the related agreements. On March 15, 2023, Acreage received the required approval of the holders of Floating Shares (the “Floating Shareholders”) in connection with the Floating Share Arrangement at its special meeting of Floating Shareholders. The Company obtained a final order from the Supreme Court of British Columbia on March 20, 2023 approving the Floating Share Arrangement under section 288 of the Business Corporations Act (British Columbia). Upon the satisfaction or waiver of all other conditions set out in the arrangement agreement dated October 24, 2022, as amended on March 17, 2023 (the “Floating Share Arrangement Agreement”), which the parties continue to work towards, the parties will complete the Floating Share Arrangement.
•Progressed ongoing infrastructure improvements and operational enhancements at the Company’s Egg Harbor Township, New Jersey cultivation facility.
•Continued to gain traction with The Botanist brand refresh, which resulted in Acreage’s brand portfolio growing by approximately 22% sequentially in Q4 2022 across many of the Company’s markets, including Illinois, New Jersey, Massachusetts, and Pennsylvania, as reported by BDSA.
•Commenced adult-use retail operations in Connecticut at the Company’s The Botanist stores in Montville and Danbury, among an inaugural group of operators permitted to begin adult-use sales in the state.
•Received approval of the Company's annual license in New Jersey, along with approval to relocate its existing medical dispensary from Atlantic City to Pennsauken, where Acreage plans to begin adult-use sales before the end of 2023.
•Launched innovative and dose-able fast-acting gummies from The Botanist brand in Illinois, Maine, Massachusetts, and Ohio.
Management Commentary
“Over the course of 2022, we completed a number of important initiatives and laid a strong foundation for sustained growth, making way for a transformative shift through our arrangement with Canopy and Canopy USA,” said Peter Caldini, CEO of Acreage. “Despite challenging macroeconomic conditions, we achieved annual growth by focusing our operations and scaling in strategic markets, diversifying our brand and product portfolio, and responsibly restructuring our balance sheet. While our fourth quarter performance was impacted by continued headwinds, we are confident that these actions will better position Acreage for the future amid current market challenges.”

Mr. Caldini continued, “As we make our way through the first half of 2023, we are focused on improving our financial results and strengthening our cash position. Additionally, we look to increase our presence across our Northeastern footprint through the optimization of our wholesale capabilities and the development of our brands with continued innovation and product launches to support our thriving retail network. In the first quarter, we were thrilled to launch adult-use sales in Connecticut and look forward to driving growth in additional developing adult-use markets such as New Jersey. Finally, we continue to ready our business for the expected unification of the unmatched U.S. cannabis ecosystem that will form Canopy USA.”

Q4 2022 Financial Summary
(in thousands)

	Three Months Ended December 31,		YoY% Change	Three Months Ended September 30, 2022	QoQ% Change
	2022	2021
Consolidated Revenue	$57,489	$58,097	(1.0)%	$61,419	(6.4)%
Gross Profit	20,395	27,581	(26.1)%	21,226	(3.9)%
% of revenue	35%	47%		35%

Total operating expenses	147,641	63,208	133.6%	37,661	292.0%
Net loss	(119,183)	(47,153)		(24,998)
Net loss attributable to Acreage	(95,039)	(40,353)		(22,214)
Adjusted EBITDA*	6,989	8,459	(17.4)%	8,847	(21.0)%
Total revenue for Q4 2022 was $57.5 million compared to $58.1 million in the fourth quarter of 2021 (“Q4 2021”) and $61.4 million in Q3 2022. The year-over-year and sequential decreases were primarily due to continued industry headwinds, decreased pricing as a result of competitive pressures across various markets and the sale of non-core assets in Oregon earlier in 2022. Additionally, during Q4 2022, the Company proactively managed its accounts receivable exposure by limiting sales to select wholesale customers deemed to be at a higher risk of default, which negatively impacted wholesale revenue during the quarter.
Total gross profit for Q4 2022 was $20.4 million, compared to $27.6 million in Q4 2021. Total gross margin was 35% in Q4 2022 compared to 47% in Q4 2021. Cost increases due to inflation and price declines due to competition and retail price discounting to drive volume negatively impacted gross margin during the quarter. Additionally, cost of goods sold for Q4 2022 included $4.9 million of non-cash inventory adjustments as a result of excess inventory in select markets and carrying values of inventory exceeding net realizable value. Excluding these non-cash inventory adjustments, gross margin for Q4 2022 was 44%.
Total operating expenses for Q4 2022 were $147.6 million, compared to $63.2 million in Q4 2021. Included in operating expenses for Q4 2022 and Q4 2021 were impairment charges of $118.7 million and $29.7 million, respectively, and Q4 2021 included a bad debt provision of $6.1 million related to certain notes receivable amounts where collection was considered doubtful. Excluding these unusual non-cash items, total operating expenses increased by $1.5 million, or 6%, for Q4 2022 compared to Q4 2021 due to inflation driven cost increases and costs associated with (i) the new strategic arrangement with Canopy and Canopy USA, and (ii) the amendment of the Company’s credit facilities, which both occurred in Q4 2022.
Adjusted EBITDA* for Q4 2022 was $7.0 million compared to Adjusted EBITDA* of $8.5 million in Q4 2021 and Adjusted EBITDA* of $8.8 million in Q3 2022. Adjusted EBITDA* was negatively impacted both year-over-year and sequentially by decreased pricing due to competitive pressures and increased costs due to inflation. Consolidated EBITDA* for Q4 2022 was a loss of $(120.7) million, compared to a consolidated EBITDA* loss of $(32.9) million in the previous year's comparable period.
Net loss attributable to Acreage for Q4 2022 was $(95.0) million, compared to $(40.4) million in Q4 2021.
Amendment to Credit Facility
On October 25, 2022, the Company increased its financial flexibility with the amendment of its existing credit facility (the “Credit Facility), providing (i) immediate access to US$25 million, (ii) access to a further funding after January 1, 2023, and (iii) adjustments to the financial covenants to provide greater near-term flexibility and to better reflect future financial results.
Subsequent to year end, on April 28, 2023, Acreage further amended its Credit Facility such that $15.0 million was available for immediate draw, but such funds would be maintained in a segregated account until dispersed and be restricted for use to only eligible capital expenditures. Additionally, the Company has agreed to limit the total amounts outstanding under the Credit Facility to $140.0 million and to, at all times subsequent to April 28, 2023, maintain collateral (as defined in the Credit Facility) equal to or greater than the outstanding amount under the Credit Facility.
Balance Sheet and Liquidity
Acreage ended FY 2022 with $24.1 million in cash and cash equivalents. As of December 31, 2022, $125.0 million was drawn under the Amended Credit Facility, with a further $15.0 million of long-term debt available from its committed debt facilities, but such funds are restricted for use to only eligible capital expenditures.
Additionally, in April 2023, the Company sold, with recourse, the rights to receive certain Employee Retention Tax Credits with an aggregate receivable value of $14.3 million for total proceeds of $12.1 million.
About Acreage Holdings, Inc.
Acreage is a multi-state operator of cannabis cultivation and retailing facilities in the U.S., including the Company’s national retail store brand, The Botanist. With its principal address in New York City, Acreage’s wide range of national and regionally available cannabis products include the award-winning brands The Botanist and Superflux, the Tweed brand, the Prime medical brand in Pennsylvania, the Innocent brand in Illinois and others. Since its founding in 2011, Acreage has focused on building and scaling operations to create a seamless, consumer-focused, branded experience. Learn more at www.acreageholdings.com and follow us on Twitter, LinkedIn, Instagram, and Facebook.
Forward Looking Statements
This news release and each of the documents referred to herein contains “forward-looking information” and “forward-looking statements” within the meaning of applicable Canadian and United States securities legislation, respectively. All statements, other than statements of historical fact, included herein are forward-looking information. Often, but not always, forward-looking statements and information can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved.
Forward-looking statements or information involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of Acreage or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements or information contained in this news release.
Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information, including, but not limited to: the occurrence of changes in U.S. federal Laws regarding the cultivation, distribution or possession of marijuana; the ability of the parties to receive, in a timely manner and on satisfactory terms, the necessary regulatory, court and Floating Shareholder approvals; the ability of the parties to satisfy, in a timely manner, the other conditions to the completion of the Floating Share Arrangement Agreement; the ability of Canopy, Canopy USA and Acreage to satisfy, in a timely manner, the closing conditions to the Floating Share Arrangement; risks relating to the value and liquidity of the Floating Shares and the common shares of Canopy; Canopy maintaining compliance with the Nasdaq Global Stock Market (the “Nasdaq”) and Toronto Stock Exchange listing requirements; the rights of the Floating Shareholders may differ materially from those of shareholders in Canopy; expectations regarding future investment, growth and expansion of Acreage’s operations; the possibility of adverse U.S. or Canadian tax consequences upon completion of the Floating Share Arrangement; if Canopy USA acquires the Fixed Shares pursuant to the Existing Arrangement Agreement without structural amendments to Canopy’s interest in Canopy USA, the listing of the Canopy Shares on the Nasdaq may be jeopardized; the risk of a change of control of either Canopy or Canopy USA; restrictions on Acreage’s ability to pursue certain business opportunities and other restrictions on Acreage’s business; the impact of material non-recurring expenses in connection with the Floating Share Arrangement on Acreage’s future results of operations, cash flows and financial condition; the possibility of securities class action or derivatives lawsuits; in the event that the Floating Share Arrangement is not completed, but the acquisition by Canopy of the Fixed Shares (the “Acquisition”) is completed pursuant to Existing Arrangement Agreement and Canopy becomes the majority shareholder in Acreage, the likelihood that the Floating Shareholders will have little or no influence on the conduct of Acreage’s business and affairs; risk of situations in which the interests of Canopy USA and the interests of Acreage or shareholders of Canopy may differ; Acreage’s compliance with Acreage’s business plan for the fiscal years ending December 31, 2020 through December 31, 2029 pursuant to the Existing Arrangement Agreement; in the event that the Floating Share Arrangement is completed, the likelihood of Canopy completing the Acquisition in accordance with the Existing Arrangement Agreement; risks relating to certain directors and executive officers of Acreage having interests in the transactions contemplated by the Floating Share Arrangement Agreement and the connected transactions that are different from those of the Floating Shareholders; risks relating to the possibility that holders of more than 5% of the Floating Shares may exercise dissent rights; other expectations and assumptions concerning the transactions contemplated between Canopy, Canopy USA and Acreage; the available funds of Acreage and the anticipated use of such funds; the availability of financing opportunities for Acreage and Canopy USA and the risks associated with the completion thereof; regulatory and licensing risks; the ability of Canopy, Canopy USA and Acreage to leverage each other’s respective capabilities and resources; changes in general economic, business and political conditions, including changes in the financial and stock markets; risks relating to infectious diseases, including the impacts of the COVID-19; legal and regulatory risks inherent in the cannabis industry, including the global regulatory landscape and enforcement related to cannabis, political risks and risks relating to regulatory change; risks relating to anti-money laundering laws; compliance with extensive government regulation and the interpretation of various laws regulations and policies; public opinion and perception of the cannabis industry; and such other risks disclosed in the Circular, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, dated March 11, 2022 and the Company’s other public filings, in each case filed with the SEC on the EDGAR website at www.sec.gov and with Canadian securities regulators and available under Acreage’s profile on SEDAR at www.sedar.com. Although Acreage has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.
Although Acreage believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this news release are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. The forward-looking information and forward-looking statements included in this news release are made as of the date of this news release and Acreage does not undertake any obligation to publicly update such forward-looking information or forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.
Neither the Canadian Securities Exchange nor its Regulation Service Provider, nor any securities regulatory authority in Canada, the United States or any other jurisdiction, has reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release.

For more information, contact:
Steve Goertz
Chief Financial Officer
investors@acreageholdings.com
Courtney Van Alstyne
MATTIO Communications
acreage@mattio.com

US GAAP FINANCIAL HIGHLIGHTS (UNAUDITED)

US GAAP Statements of Financial Position
US$ (thousands)	December 31, 2022	December 31, 2021
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$24,067	$43,180
Restricted cash	—	1,098
Accounts receivable, net	10,512	8,202
Inventory	49,446	41,804
Notes receivable, current	29,191	7,104
Assets held-for-sale	—	8,952
Other current assets	4,977	2,639
Total current assets	118,193	112,979

Long-term investments	34,046	35,226
Notes receivable, non-current	—	27,563
Capital assets, net	133,405	126,797
Operating lease right-of-use assets	22,443	24,598
Intangible assets, net	35,124	119,695
Goodwill	13,761	43,310
Other non-current assets	3,601	1,383
Total non-current assets	242,380	378,572
TOTAL ASSETS	$360,573	$491,551

LIABILITIES AND MEMBERS’ EQUITY
Accounts payable and accrued liabilities	$29,566	$23,861
Taxes payable	24,226	24,572
Interest payable	2,575	1,432
Operating lease liability, current	2,443	2,145
Debt, current	1,584	1,583
Non-refundable deposits on sale	—	1,000
Liabilities related to assets held for sale	—	1,867
Other current liabilities	11,939	10,333
Total current liabilities	72,333	66,793

Debt, non-current	213,496	169,151
Operating lease liability, non-current	21,692	24,255
Deferred tax liability	9,623	27,082
Other liabilities	3,250	—
Total non-current liabilities	248,061	220,488
TOTAL LIABILITIES	320,394	287,281

Members' equity	61,384	197,267
Non-controlling interests	(21,205)	7,003
TOTAL MEMBERS’ EQUITY	40,179	204,270

TOTAL LIABILITIES AND MEMBERS' EQUITY	$360,573	$491,551

US GAAP FINANCIAL HIGHLIGHTS (UNAUDITED)

US GAAP Statements of Operations
US$ (thousands)	Q4'22	Q4'21	FY'22	FY'21
Retail revenue, net	$45,053	$42,268	$181,479	$127,306
Wholesale revenue, net	12,157	15,549	54,499	58,183
Other revenue, net	279	280	1,160	3,370
Total revenues, net	57,489	58,097	237,138	188,859
Cost of goods sold, retail	(24,452)	(22,364)	(94,783)	(65,776)
Cost of goods sold, wholesale	(12,642)	(8,152)	(40,610)	(27,201)
Total cost of goods sold	(37,094)	(30,516)	(135,393)	(92,977)
Gross profit	20,395	27,581	101,745	95,882

OPERATING EXPENSES
General and administrative	11,212	8,959	38,248	32,026
Compensation expense	13,860	13,533	55,905	45,769
Equity-based compensation expense	1,168	2,755	10,138	19,946
Marketing	808	651	3,204	1,643
Impairments, net	118,733	29,671	121,706	32,828
Loss on notes receivable	—	6,143	7,219	7,869
Write down (recovery) of assets held-for-sale	—	—	874	(8,616)
Legal settlements (recoveries)	—	50	(335)	372
Depreciation and amortization	1,860	1,446	7,879	11,116
Total operating expenses	147,641	63,208	244,838	142,953

Net operating loss	(127,246)	(35,627)	(143,093)	(47,071)

Income (loss) from investments, net	87	(2,772)	241	(3,549)
Interest income from loans receivable	363	699	1,619	4,824
Interest expense	(8,047)	(5,892)	(24,036)	(19,964)
Other income, net	1,577	2,583	6,596	10,408
Total other loss	(6,020)	(5,382)	(15,580)	(8,281)

Loss before income taxes	(133,266)	(41,009)	(158,673)	(55,352)

Income tax expense (recovery)	14,083	(6,144)	(10,022)	(17,805)

Net loss	(119,183)	(47,153)	(168,695)	(73,157)

Less: net loss attributable to non-controlling interests	(24,144)	(6,800)	(28,819)	(10,147)

Net loss attributable to Acreage Holdings, Inc.	$(95,039)	$(40,353)	$(139,876)	$(63,010)

Net loss per share attributable to Acreage Holdings, Inc. - basic and diluted:	$(0.85)	$(0.38)	$(1.28)	$(0.60)

Weighted average shares outstanding - basic and diluted	112,346	106,758	109,690	105,087

*NON-GAAP MEASURES, RECONCILIATION AND DISCUSSION (UNAUDITED)
This release includes Adjusted EBITDA, which is a non-GAAP performance measure that we use to supplement our results presented in accordance with U.S. GAAP. The Company uses Adjusted EBITDA to evaluate its actual operating performance and for planning and forecasting future periods. The Company believes that the adjusted results presented provide relevant and useful information for investors because they clarify the Company’s actual operating performance, make it easier to compare our results with those of other companies and allow investors to review performance in the same way as our management. Since these measures are not calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, net loss or our other reported results of operations as reported under U.S. GAAP as indicators of our performance, and they may not be comparable to similarly named measures from other companies.
The Company defines Adjusted EBITDA as net income before interest, income taxes and, depreciation and amortization and excluding the following: (i) income from investments, net (the majority of the Company's investment income relates to remeasurement to net asset value of previously-held interests in connection with our roll-up of affiliates, and the Company expects income from investments to be a non-recurring item as its legacy investment holdings diminish), (ii) equity-based compensation expense, (iii) non-cash impairment losses, (iv) transaction costs, (v) non-cash inventory adjustments and (v) other non-recurring expenses (other expenses and income not expected to recur).

Reconciliation of GAAP to Non-GAAP Measures
US$ (thousands, except per share amounts)	Q4'22	Q4'21	FY'22	FY'21
Net loss (GAAP)	$(119,183)	$(47,153)	$(168,695)	$(73,157)
Income tax expense (recovery)	(14,083)	6,144	10,022	17,805
Interest expense (income), net	7,684	5,193	22,417	15,140
Depreciation and amortization	4,888	2,892	14,818	14,276
EBITDA (non-GAAP)*	$(120,694)	$(32,924)	$(121,438)	$(25,936)
Adjusting items:
Loss (income) from investments, net	(87)	2,772	(241)	3,549
Impairments, net	118,734	29,880	121,330	30,698
Non-cash inventory adjustments	4,859	—	11,145	—
Loss on extraordinary events	—	(209)	376	2,130
Loss on notes receivable	—	6,143	7,219	7,869
Write down (recovery) of assets held-for-sale	—	—	874	(8,616)
Equity-based compensation expense	1,168	2,755	10,138	19,946
Legal settlements, net	—	50	(335)	372
Gain on business divestiture	(510)	(11)	(4,006)	(11,802)
Other non-recurring expenses	3,519	3	9,786	6,428
Adjusted EBITDA (non-GAAP)*	$6,989	$8,459	$34,848	$24,638